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                                               Exhibit 4.4






                     2000 LIMITED OMNIBUS AND INCENTIVE PLAN

                                       FOR

                                AMERICREDIT CORP.

                                TABLE OF CONTENTS



1.       PURPOSE..............................................................1

2.       DEFINITIONS..........................................................1
         (a)      "Agreed Price"..............................................1
         (b)      "Award".....................................................1
         (c)      "Available Shares"..........................................1
         (d)      "Board".....................................................1
         (e)      "Broker Assisted Exercise"..................................1
         (f)      "Business Day"..............................................1
         (g)      "Cause".....................................................1
         (h)      "Code"......................................................1
         (i)      "Committee".................................................2
         (j)      "Company"...................................................2
         (k)      "Date of Grant".............................................2
         (l)      "Director"..................................................2
         (m)      "Disability"................................................2
         (n)      "Effective Date"............................................2
         (o)      "Eligible Person"...........................................2
         (p)      "Fair Market Value".........................................2
         (q)      "Holder"....................................................2
         (r)      "Incentive Stock Option"....................................2
         (s)      "Limited SAR"...............................................3
         (u)      "Nonqualified Stock Option".................................3
         (v)      "Option"....................................................3
         (w)      "Optionee"..................................................3
         (x)      "Option Price"..............................................3
         (y)      "Outside Director"..........................................3
         (z)      "Parent"....................................................3
         (aa)     "Performance Award".........................................3
         (ab)     "Performance Period"........................................3
         (ac)     "Plan"......................................................3
         (ad)     "Plan Year".................................................3
         (ae)     "Restriction(s)"............................................4
         (af)     "Restricted Period".........................................4
         (ag)     "Restricted Shares".........................................4
         (ah)     "Restricted Share Award"....................................4
         (ai)     "Restricted Share Distributions"............................4
         (aj)     "SAR".......................................................4
         (ak)     "Separation"................................................4
         (al)     "Share(s)"..................................................4
         (am)     "Spread"....................................................4
         (an)     "Subsidiary"................................................4
         (ao)     "1933 Act"..................................................4
         (ap)     "1934 Act"..................................................4

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3.       AWARD OF AVAILABLE SHARES............................................4

4.       CONDITIONS FOR GRANT OF AWARDS.......................................5

5.       GRANT OF OPTIONS.....................................................5

6.       OPTION PRICE.........................................................5

7.       EXERCISE OF OPTIONS..................................................6

8.       EXERCISABILITY OF OPTIONS............................................6

9.       TERMINATION OF OPTION PERIOD.........................................6

10.      INCENTIVE STOCK OPTIONS FOR 10% SHAREHOLDER..........................7

11.      NONQUALIFIED STOCK OPTIONS...........................................7

12.      RESTRICTED SHARE AWARDS..............................................7

13.      PERFORMANCE AWARDS...................................................8

14.      ACCELERATION ON CHANGE IN CONTROL....................................8

15.      ADJUSTMENT OF AVAILABLE SHARES.......................................9

16.      TRANSFERABILITY OF AWARDS...........................................10

17.      ISSUANCE OF SHARES..................................................10

18.      STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION RIGHTS.....11

19.      ADMINISTRATION OF THE PLAN..........................................13

20.      TAX WITHHOLDING.....................................................14

21.      INTERPRETATION......................................................14

22.      MISCELLANEOUS.......................................................14

23.      AMENDMENT AND DISCONTINUATION OF THE PLAN...........................15

24.      SECTION 83(B) ELECTION..............................................16

25.      EFFECTIVE DATE AND TERMINATION .....................................16


                     2000 LIMITED OMNIBUS AND INCENTIVE PLAN
                                       FOR
                                AMERICREDIT CORP.


         1. PURPOSE. The purpose of this Plan is to advance the interests of AmeriCredit Corp. and increase shareholder value by providing additional incentives to attract, retain and motivate qualified and competent employees, and Outside Directors, upon whose efforts and judgment its success is largely dependent.

         2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

         (a) "AGREED PRICE" shall relate to the grant of a SAR or Limited SAR under an Award, and shall mean the value assigned to the Available Shares in the Award which will form the basis for calculating the Spread on the date of exercise of the SAR or Limited SAR, which assigned value may be any value determined by the Committee, including the Fair Market Value of the Shares on the Date of Grant.

         (b) "AWARD" shall mean either an Option, a SAR, a Restricted Share Award, or a Performance Award, except that where it shall be appropriate to identify the specific type of Award, reference shall be made to the specific type of Award.

         (c) "AVAILABLE SHARES" shall mean, at each time of reference, the total number of Shares described in SECTION 3 with respect to which the Committee may grant an Award, all of which Available Shares shall be held in the Parent's treasury or shall be made available from authorized and unissued Shares.

         (d)  "BOARD" shall mean the Board of Directors of the Parent.

         (e) "BROKER ASSISTED EXERCISE" shall mean a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable written instructions to (a) a brokerage firm ("BROKER") to effect the immediate sale of the Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price plus all amounts described in SECTION 20, and (b) the Company to deliver the certificates for the Shares directly to such brokerage firm in order to complete the sale.

         (f) "BUSINESS DAY" shall mean, if the Shares are listed on a National Securities Exchange at the time of reference, any day such Exchange is operating, and otherwise it shall mean any day that commercial banks in the city in which the Company has its principal place of business are open.

         (g) "CAUSE" shall mean the Holder's willful misconduct or gross negligence, as reasonably determined by the Committee in its sole discretion.

         (h) "CODE" shall mean the Internal Revenue Code of 1986, as now or hereafter amended.

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         (i)  "COMMITTEE" shall mean the persons designated by the Board as the Stock Option Committee, or, in the absence of appointment, then it shall mean the Board.

         (j) "COMPANY" shall mean the Parent and its Subsidiaries, except when it shall be appropriate to refer only to AmeriCredit Corp., then it shall be referred to as "Parent".

         (k) "DATE OF GRANT" shall mean the date on which the Committee takes formal action to grant an Award, PROVIDED that it is followed, as soon as reasonably possible, by written notice to the Eligible Person receiving the Award.

         (l)  "DIRECTOR" shall mean a member of the Board.

         (m) "DISABILITY" shall mean a Holder's present incapacity resulting from an injury or illness (either mental or physical) which, in the reasonable opinion of the Committee based on such medical evidence as it deems necessary, will result in death or can be expected to continue for a period of at least twelve (12) months and will prevent the Holder from performing the normal services required of the Holder by the Company, PROVIDED, HOWEVER, that such disability did not result, in whole or in part: (i) from chronic alcoholism;
(ii) from addiction to narcotics; (ii) from a felonious undertaking; or (iv) from an intentional self-inflicted wound.

         (n)  "EFFECTIVE DATE" shall mean August 1, 2000.

         (o) "ELIGIBLE PERSON" shall mean Outside Directors, and those full time employees of the Company selected by the Committee; PROVIDED, HOWEVER, that a Named Excluded Officer shall not be eligible to receive an Award.

         (p) "FAIR MARKET VALUE" shall mean, as of a particular date, the closing value of Shares on such date, if a Business Day, and otherwise the closing value on the next preceding Business Day, which closing value shall be
(i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of the Shares on such exchange as reported in any newspaper of general circulation, or (ii) if the Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations on such system. If neither clause (i) nor clause (ii) is applicable, the closing value shall be the fair market value on such Business Day as determined by any fair and reasonable means prescribed by the Committee.

         (q) "HOLDER" shall mean, at each time of reference, each person (including, but not limited to an Optionee) with respect to whom an Award is in effect, except that where it is appropriate to distinguish between a Holder with respect to an Option and a Holder with respect to a different type of Award, reference shall be made to Optionee; and PROVIDED, FURTHER, that to the extent provided under, and subject to the conditions of, an Award, it shall refer to the person who succeeds to the rights of the Holder upon the death of the Holder.

         (r) "INCENTIVE STOCK OPTION" shall mean an Option that is an incentive stock option as defined in Section 422 of the Code; PROVIDED that an Option which is designated as an

Incentive Stock Option but which, in whole or in part, does not satisfy all of the requirements of an Incentive Stock Option shall be a Nonqualified Stock Option.

         (s) "LIMITED SAR" shall mean a limited stock appreciation right as defined in SECTION 18 hereof.

         (t)  "NAMED  EXCLUDED  OFFICER"  shall  mean each of Messrs.  Clifton
H. Morris, Jr., Michael R. Barrington, Daniel E. Berce and Edward H. Esstman.

         (u) "NONQUALIFIED STOCK OPTION" shall mean an Option that is not an Incentive Stock Option.

         (v) "OPTION" (when capitalized) shall mean any Incentive Stock Option and Nonqualified Stock Option granted under this Plan, except that, where it shall be appropriate to identify a specific type of Option, reference shall be made to the specific type of Option; PROVIDED, FURTHER, without limitation, that a single Option may include both Incentive Stock Option and Nonqualified Stock Option provisions.

         (w) "OPTIONEE" shall mean a person (including a "Holder", see definition) to whom an Option is granted.

         (x) "OPTION PRICE" shall mean the price per Share which is required to be paid by the Optionee in order to exercise his right to acquire a Share under the terms of the Option.

         (y) "OUTSIDE DIRECTOR" shall mean each Director who is not an employee of the Company.

         (z)  "PARENT" shall mean AmeriCredit Corp., a Texas corporation.

         (aa) "PERFORMANCE AWARD" shall mean the award which is granted contingent upon the attainment of the performance objectives during the Performance Period, all as described more fully in SECTION 13.

         (bb) "PERFORMANCE PERIOD" shall mean the period described in SECTION 13 with respect to which the performance objectives relate.

         (cc) "PLAN" shall mean this 2000 Limited Omnibus And Incentive Plan For AmeriCredit Corp.

         (dd) "PLAN YEAR" shall mean the 12 month period beginning on August 1, 2000, and on each anniversary thereof.

         (ee) "RESTRICTION(S)" shall mean the restrictions applicable to Available Shares subject to an Award which prohibit the "transfer" of such Available Shares, and which constitute "a substantial risk of forfeiture" with respect to such Available Shares, as those terms are defined under section 83(a)(1) of the Code.

         (ff) "RESTRICTED PERIOD" shall mean the period during which Restricted Shares shall be subject to Restrictions.

         (gg) "RESTRICTED SHARES" shall mean the Available Shares granted to an Eligible Person which are subject to Restrictions.

         (hh) "RESTRICTED SHARE AWARD" shall mean the award of Restricted
Shares.

         (ii) "RESTRICTED SHARE DISTRIBUTIONS" shall mean any amounts, whether Shares, cash or other property (other than regular cash dividends) paid or distributed by the Parent with respect to Restricted Shares during a Restricted Period.

         (jj) "SAR" shall mean a stock appreciation right as defined in
SECTION 18 hereof.

         (kk) "SEPARATION" shall mean (i) in the care of a Holder who is not an Outside Director, the date on which such Holder ceases to have an employment relationship with the Company for any reason, including death or Disability; PROVIDED, HOWEVER, a Separation will not be considered to have occurred for purposes of this (ak)(i) while such Holder is on sick leave, military leave, or any other leave of absence approved by the Company, provided such period does not exceed 90 days or, if longer, so long as such Holder's right to reemployment with the Company is guaranteed either by statute or by contract; and (ii) in the case of a Holder who is Outside Director, the date on which such Holder ceases to be a member of the Board.

         (ll) "SHARE(S)" shall mean a share or shares of the common stock, par value $.01 per share, of the Parent.

         (mm) "SPREAD" shall mean the difference between the Option Price, or the Agreed Price, as the case may be, of the Share(s) and the Fair Market Value of such Share(s).

         (nn) "SUBSIDIARY" shall mean any corporation (other than the Parent) in any unbroken chain of corporations beginning with the Parent if, at the time of the granting of the Award, each of the corporations, other than the last corporation in the unbroken chain, owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such unbroken chain.

         (oo) "1933 ACT" shall mean the Securities Act of 1933, as amended.

         (pp) "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

         3. AWARD OF AVAILABLE SHARES. As of the Effective Date, Two Million (2,000,000) Shares shall automatically, and without further action, become Available Shares. To the extent any Award shall terminate, expire or be canceled, the Available Shares subject to such Award, with respect to which Holder received no benefits of ownership, shall remain Available Shares.

         4.   CONDITIONS FOR GRANT OF AWARDS.

         (a) Without limiting the generality of the provisions hereof which deal specifically with each form of Award, Awards shall only be granted to such one or more Eligible Persons as shall be selected by the Committee.

         (b) In granting Awards, the Committee shall take into consideration the contribution the Eligible Person has made or may be reasonably expected to make to the success of the Company and such other factors as the Committee shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company with regard to these matters. The Committee may from time to time in granting Awards under the Plan prescribe such other terms and conditions concerning such Awards as it deems appropriate, including, without limitation, relating an Award to achievement of specific goals established by the Committee or to the continued employment of the Eligible Person for a specified period of time, PROVIDED that such terms and conditions are not inconsistent with the provisions of this Plan.

         (c) The Awards granted to Eligible Persons shall be in addition to regular salaries, pension, life insurance or other benefits related to their service to the Company. Neither the Plan nor any Award granted under the Plan shall confer upon any person any right to continuance of employment by the Company; and PROVIDED, FURTHER, that nothing herein shall be deemed to limit the ability of the Company to enter into any other compensation arrangements with any Eligible Person.

         5.       GRANT OF OPTIONS.

         (a) The Committee may grant to Optionees from time to time Options to purchase some or all of the Available Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option, shall be evidenced by a written agreement that shall contain such provisions as shall be selected by the Committee, which may incorporate the terms of this Plan by reference, and which clearly shall state whether it is (in whole or in part) an Incentive Stock Option or a Nonqualified Stock Option.

         (b) The aggregate Fair Market Value (determined as of the Date of Grant) of the Available Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 425 of the Code) shall not exceed $100,000.

         6.       OPTION PRICE.

         (a) The Option Price shall be any price determined by the Committee. Without limitation, except as provided in SECTION 15, the Committee shall not, directly or indirectly, reduce the Option Price of an existing Option.

         (b) The Option Price of any Shares purchased shall be paid solely in cash, by wire transfer, by certified or cashier's check, or by money order from the Optionee or the Broker (in a Broker Assisted Exercise); PROVIDED, FURTHER, if expressly provided in the Option, and not otherwise, with Shares owned for the minimum period required in order to avoid having such exercise result in a charge to the Company's earnings; or, if expressly provided in the Option, and not otherwise, with nonforfeitable Shares subject to the Option. If the Option Price is permitted to be, and is, paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value on the date they are actually delivered to the Company.

         7. EXERCISE OF OPTIONS. An Option shall be deemed exercised when: (i) the Company has received written notice of such exercise in accordance with the terms of the Option and this Plan; (ii) full payment of the aggregate Option Price of the Shares as to which the Option is exercised has been made, including through a Broker Assisted Exercise; and (iii) arrangements that are satisfactory to the Company in its sole discretion have been made to satisfy the Optionee's obligations under SECTION 20. Separate stock certificates shall be issued by the Parent for any Available Shares acquired as a result of exercising an Incentive Stock Option and a Nonqualified Stock Option.

         8.       EXERCISABILITY OF OPTIONS.

         (c) Each Option shall become exercisable in whole or in part and cumulatively, and shall expire, according to the terms of the Option; PROVIDED, HOWEVER, that, without limitation, in the case of the grant of an Option to an officer (as that term is used in Rule 16a-1 promulgated under the 1934 Act) or any similar rule which may subsequently be in effect, the Committee may limit the exercisability for the first six (6) months following the Date of Grant, or provide that no Available Shares acquired on such exercise shall be transferable during such 6 month period, but in no event shall an Option be exercisable after the tenth (10th) anniversary of its Date of Grant.

         (b) The expiration date of an Option shall be determined by the Committee at the Date of Grant, but may, in the Committee's sole discretion, be extended by the Committee.

         (c) The Committee, in its sole discretion, may accelerate the date on which all or any portion of an otherwise unexercisable Option may be exercised.

         9.       TERMINATION OF OPTION PERIOD.

         (d) As provided in SECTION 5, and without limitation, each Option shall be evidenced by an agreement that may contain any provisions selected by the Committee; PROVIDED, HOWEVER, that in each case the unexercised portion of an Option shall automatically and without notice terminate and become null and void on the earlier of (i) the date that Optionee ceases to be employed by the Company, if such cessation is for Cause, (ii) the tenth (10th) anniversary of the Date of Grant.

         (e) Unless otherwise expressly provided in the Option of reference, the Committee, in its sole discretion may, by giving written notice (a "CANCELLATION NOTICE") cancel, effective upon the date of the consummation of any Change in Control, all or any of the exercisable portion of any, or all, Options that remain unexercised on such date. Such Cancellation Notice shall be given a reasonable period of time (but not less than 15 days) prior to the proposed date of such cancellation, and may be given either before or after shareholder approval (if any is required) of the Change in Control, and may be condition on the actual occurrence of the Change in Control.

         10. INCENTIVE STOCK OPTIONS FOR 10% SHAREHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under section 425(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in section 425 of the Code] at the Date of Grant) unless the Option Price of such Incentive Stock Option is at least 110% of the Fair Market Value on the Date of Grant of the Available Shares subject to such Incentive Stock Option, and the period during which the Incentive Stock Option may be exercised does not exceed five (5) years from the Date of Grant.

         11. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted hereunder and shall contain such terms and provisions as shall be determined by the Committee, except that each such Nonqualified Stock Option
(i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Available Shares which become exercisable in excess of the limits contained in SUBSECTION 5(b); and (iii) shall not be subject to SECTION 10 hereof. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

         12.      RESTRICTED SHARE AWARDS.

         (f) Each Restricted Share Award shall be evidenced by an agreement that may contain any provisions selected by the Committee, including, without limitation, a provision allowing the Holder, prior to the date on which the Restrictions lapse with respect to the Restricted Shares of reference, or within a period of 10 days after such lapse where such lapse is accelerated, to elect to receive cash in an amount equal to the Fair Market Value of some or all of the Restricted Shares on the date the Restrictions with respect to such Restricted Shares lapse, in lieu of retaining the corresponding formerly Restricted Shares. As a condition to the grant of a Restricted Share Award, the Committee shall require the Eligible Person receiving the Restricted Share Award to pay at least an amount equal to the par value of the Restricted Shares granted under such Restricted Share Award, and such Restricted Share Award shall automatically terminate if such payment is not received within 30 days following the Date of Grant. Except as otherwise provided in the express terms and conditions of each Restricted Share Award, the Eligible Person receiving the Restricted Share Award shall have all of the rights of a shareholder with respect to such Restricted Shares including, but not limited to, voting rights and the right to receive any dividends paid, subject only to the retention provisions of the Restricted Share Distributions.

         (g) The Restrictions on Restricted Shares shall lapse in whole, or in installments, over whatever Restricted Period shall be selected by the Committee; PROVIDED, HOWEVER, that a complete lapse of Restrictions always shall occur on or before the 10th anniversary of the Date of Grant.

         (h) The Committee, in its sole discretion, may accelerate the date on which Restrictions lapse with respect to any Restricted Shares.

         (i) During the Restricted Period, the certificates representing the Restricted Shares, and any Restricted Share Distributions, shall be registered in the Holder's name and bear a restrictive legend disclosing the Restrictions, the existence of the Plan, and the existence of the applicable agreement granting such Restricted Share Award. At the direction of the Committee, such certificates shall be deposited by the Holder with the Company, together with stock powers or other instruments of assignment, each endorsed in blank, which will permit the transfer to the Company of all or any portion of the Restricted Shares, and any assets constituting Restricted Share Distributions, which shall be forfeited in accordance with the applicable agreement granting such Restricted Share Award; and PROVIDED, FURTHER, that any Restricted Share Distributions shall not bear interest or be segregated into a separate account but shall remain a general asset of the Company, subject to the claims of the Company's creditors, until the conclusion of the applicable Restricted Period.

         13.      PERFORMANCE AWARDS.

         (j) The Committee may grant Performance Awards, which may in the sole discretion of the Committee represent a Share or be related to the increase in value of a Share, contingent on the Company's achievement of the specified performance measures during the Performance Period. The Committee shall establish the performance measures for each Performance Period, and such performance measures, and the duration of any Performance Period, may differ with respect to each Eligible Person who receives a Performance Award, or with respect to separate Performance Awards issued to the same Eligible Person. The performance measures, the medium of payment, the Performance Period(s) and any other conditions to the Company's obligation to pay such Performance Award in full or in part, shall be set forth in the written agreement evidencing each Performance Award.

         (k) The Committee shall determine the manner and medium of payment of each Performance Award, which manner may include immediate or deferred payment, and which medium may include cash, Shares (including, without limitation, Available Shares), Restricted Shares (but only if expressly provided for in the agreement evidencing the Performance Award), or any combination thereof as the Committee shall select.

         (l) Unless otherwise expressly provided in the agreement evidencing the Performance Award, the Holder of the Performance Award must remain employed by the Company until the end of the Performance Period in order to be entitled to any payment under such Performance Award; PROVIDED, HOWEVER, that the Committee expressly may provide in the agreement granting such Performance Award that such Holder may become entitled to a specified portion of the amount earned under such Performance Award based on one or more specified period(s) of time between the Date of Grant of such Performance Award and such Holder's termination of employment by the Company prior to the end of the Performance Period.

         14.      ACCELERATION ON CHANGE IN CONTROL.

         (m) Except to the extent limited in subsection (b), in the event of a change in control of the Company (as hereafter defined) all Awards shall become fully exercisable, nonforfeitable, or the Restricted Period shall terminate, as the case may be (hereafter, in this SECTION 14, such Award shall be "accelerated"). As used herein, the term "change in control of the Company" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(b)(2) of the 1934 Act) becomes the beneficial owner, directly or indirectly, of securities of the Company representing 30% of more of the combined voting power of the Company's then outstanding securities, (ii) during any period of 12 months, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least a majority of the directors then still in office who were directors at the beginning of the period or (iii) a person (as defined in clause (i) above) acquires (or, during the 12-month period ending on the date of the most recent acquisition by such person or group of persons, has acquired), gross assets of the Company that have an aggregate fair market value greater than or equal to 50% of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions.

         (n) Notwithstanding any provisions hereof to the contrary, if an Award is accelerated under SUBSECTION 14(a), the only portion of the Award which will be accelerated is the portion which can be accelerated without causing the Holder to have an "excess parachute payment" as determined under section 280G of the Code, determined by first taking into account all of the Holder's "parachute payments" determined under section 280G of the Code from other sources, and then the acceleration hereunder, all as reasonably determined by the Committee.

         15.      ADJUSTMENT OF AVAILABLE SHARES.

         (o) If at any time while the Plan is in effect or Awards with respect to Available Shares are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                  (i) appropriate adjustment shall be made in the maximum number of Available Shares which may be granted under SECTION 3, and in the Available Shares which are then subject to each Award, so that the same proportion of the Parent's issued and outstanding Shares shall continue to be subject to grant under SECTION 3, and to such Award, and

                  (ii) in addition, and without limitation, in the case of each Award (including, without limitation, Options) which requires the payment of consideration by the Holder in order to acquire Shares, an appropriate adjustment shall be made in the consideration (including, without limitation the Option Price) required to be paid to acquire the each Share, so that (i) the aggregate consideration to acquire all of the Shares subject to the Award remains the same and, (ii) so far as possible (and without disqualifying an Incentive Stock Option) as reasonably determined by the Committee in its sole discretion, the adjusted cost of acquiring each Share shall be a uniform amount.

         (p) The Committee may change the terms of Options outstanding under this Plan, with respect to the Option Price or the number of Available Shares subject to the Options, or both, when, in the Committee's judgment, such adjustments become appropriate by reason of a corporate transaction (as defined in Treasury Regulation Section 1.425-1(a)(1)(ii)); PROVIDED, HOWEVER, that if by reason of such corporate transaction an Incentive Stock Option is assumed or a new option is substituted therefore, the Committee may only change the terms of such Incentive Stock Option such that (i) the excess of the aggregate Fair Market Value of the shares subject to option immediately after the substitution or assumption, over the aggregate option price of such shares, is not more than the excess of the aggregate Fair Market Value of all Available Shares subject to the Option immediately before such substitution or assumption over the aggregate Option Price of such Available Shares, and
(ii) the new option, or the assumption of the old Incentive Stock Option does not give the Optionee additional benefits which he did not have under the old Incentive Stock Option.

         (q) Without limitation, except as otherwise expressly provided herein, the issuance by the Parent of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Parent convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to Available Shares subject to Awards granted under the Plan.

         (r) Without limiting the generality of the foregoing, the existence of outstanding Awards with respect to Available Shares granted under the Plan shall not affect in any manner the right or power of the Parent to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Parent's capital structure or its business; (2) any merger or consolidation of the Parent; (3) any issue by the Parent of debt securities, or preferred or preference stock which would rank above the Available Shares subject to outstanding Awards;
(4) the dissolution or liquidation of the Parent; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or
(6) any other corporate act or proceeding, whether of a similar character or otherwise.

         16. TRANSFERABILITY OF AWARDS. Each Award shall provide that such Award shall not be transferable by the Holder otherwise than by will or the laws of descent and distribution, or, if so provided in the Award, (a) that such Award is transferable, in whole or in part, without payment of consideration, to immediate family members of the Holder, to trusts for such family members, or to partnerships whose only partners are such family members, or (b) to a person or other entity for which the Holder is entitled to a deduction for a "charitable contribution" under Section 170(a)(i) of the Code (PROVIDED, in each such case that no further transfer by any such permitted transferee(s) shall be permitted).

         17. ISSUANCE OF SHARES. No Holder or other person shall be, or have any of the rights or privileges of, the owner of Shares subject to an Award unless and until certificates representing such Shares shall have been issued and delivered to such Holder or other person. As a condition of any issuance of Shares, the Committee may obtain such agreements or undertakings, if any, as the Committee may deem necessary or advisable to assure compliance with any such law or regulation including, but not limited to, the following:

                  (i) a representation, warranty or agreement by the person Holder such Shares to the Parent, at the time any Shares are transferred, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (ii) a representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         Share certificates issued to the Holder receiving such Shares who are parties to any shareholders agreement or any similar agreement shall bear the legends contained in such agreements. Notwithstanding any provision hereof to the contrary, no Shares shall be required to be issued with respect to an Award unless counsel for the Parent shall be reasonably satisfied that such issuance will be in compliance with applicable Federal or state securities laws.

         18.      STOCK APPRECIATION RIGHTS AND LIMITED STOCK APPRECIATION
                  RIGHTS.

         (s) The Committee shall have authority to grant a SAR, or to grant a Limited SAR with respect to all or some of the Available Shares covered by any Option ("RELATED OPTION"), or with respect to, or as some or all of, a Performance Award ("RELATED PERFORMANCE AWARD"). A SAR or Limited SAR granted with respect to an Incentive Stock Option must be granted together with the Related Option. A SAR or Limited SAR granted with respect to a Related Nonqualified Stock Option or a Performance Award, may be granted on or after the Date of Grant of such Related Option or Related Performance Award.

         (t) For the purposes of this SECTION 18, the following definitions shall apply:

                  (i) The term "OFFER" shall mean any tender offer or exchange offer for thirty percent (30%) or more of the outstanding Shares of the Parent, other than one made by the PARENT; PROVIDED that the corporation, person or other entity making the Offer acquires Shares pursuant to such Offer.

                  (ii) The term "OFFER PRICE PER SHARE" shall mean the highest price per Share paid in any Offer which is in effect at any time during the period beginning on the sixtieth (60th) day prior to the date on which a Limited SAR is exercised and ending on the date on which the Limited SAR is exercised. Any securities or properties which are a part or all of the consideration paid or to be paid for Shares in the Offer shall be valued in determining the Offer Price Per Share at the higher of (1) the valuation placed on such securities or properties by the person making such Offer, or
         (2) the valuation placed on such securities or properties by the Committee.

                  (iii) The term "LIMITED SAR" shall mean a right granted under this Plan with respect to a Related Option or Related Performance Award, that shall entitle the Holder to an amount in cash equal to the Offer Spread in the event an Offer is made.

                  (iv) The term "OFFER SPREAD" shall mean, with respect to each Limited SAR, an amount equal to the product of (1) the excess of (A) the Offer Price Per Share immediately preceding the date of exercise over (B) (x) if the Limited SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, or (y) if the Limited SAR is issued with respect to a Performance Award, the Agreed Price under the Related Performance Award, multiplied by (2) the number of Available Shares with respect to which such Limited SAR is being exercised; PROVIDED, HOWEVER, that with respect to any Limited SAR granted in tandem with an Incentive Stock Option, in no event shall the Offer Spread exceed the amount permitted to be treated as the Offer Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

                  (v) The term "SAR" shall mean a right granted under this Plan, including, without limitation, a right granted in tandem with an Award, that shall entitle the Holder thereof to an amount in cash equal to the Spread.

                  (vi) The term "SAR SPREAD" shall mean with respect to each SAR an amount equal to the product of (1) the excess of (A) the Fair Market Value per Share on the date of exercise over (B)
         (x) if the SAR is granted in tandem with an Option, then the Option Price per Share of the Related Option, (y) if the SAR is granted in tandem with a Performance Award, the Agreed Price under the Related Performance Award, or (z) if the SAR is granted by itself with respect to a designated number of Available Shares, then whichever of the FMV of the Available Shares on the Date of Grant, or the Agreed Price, shall be designated in the SAR agreement, in each case multiplied by (2) the number of Available Shares with respect to which such SAR is being exercised; PROVIDED, HOWEVER, that with respect to any SAR granted in tandem with an Incentive Stock Option, in no event shall the SAR Spread exceed the amount permitted to be treated as the SAR Spread under applicable Treasury Regulations or other legal authority without disqualifying the Option as an Incentive Stock Option.

         (u)      To exercise the SAR or Limited SAR, the Holder shall:

                  (i) Give written notice thereof to the Company, specifying the SAR or Limited SAR being exercised and the number or Available Shares with respect to which such SAR or Limited SAR is being exercised, and

                  (ii) If requested by the Company, deliver within a reasonable time the agreement evidencing the SAR or Limited SAR being exercised, and the Related Option agreement, or Related Performance Award agreement, to the Secretary of the Company who shall endorse or cause to be endorsed thereon a notation of such exercise and return all agreements to the Holder.

         (v) As soon as practicable after the exercise of a SAR or Limited SAR, the Company shall pay to the Holder (i) cash, (ii) at the request of the Holder and the approval of the Committee, or in accordance with the terms of the Award, Shares, or (iii) a combination of cash and Shares, having a Fair Market Value equal to either the SAR Spread, or to the Offer Spread, as the case may be; PROVIDED, HOWEVER, that the Company may, in its sole discretion, withhold from such payment any amount necessary to satisfy the Company's obligation for federal and state withholding taxes with respect to such exercise.

         (w) A SAR or Limited SAR may be exercised only if and to the extent that it is permitted under the terms of the Award which, in the case of a Related Option, shall be only when such Related Option is eligible to be exercised; PROVIDED, HOWEVER, a Limited SAR may be exercised only during the period beginning on the first day following the date of expiration of the Offer and ending on the thirtieth (30th) day following such date.

         (x) Upon the exercise of a SAR or Limited SAR, and without limiting the generality of SECTION 3, the Available Shares under the Related Option or Related Performance Award to which such exercised SAR or Limited SAR relate shall never again be Available Shares.

         (y) Upon the exercise or termination of a Related Option, or the payment or termination of a Related Performance Award, the SAR or Limited SAR with respect to such Related Option or Related Performance Award likewise shall terminate.

         (z) A SAR or Limited SAR shall be transferable only to the extent, if any, that the Related Award is transferable, and under the same conditions.

         (aa) A SAR or Limited SAR granted with respect to an Incentive Stock Option may be exercised only when the Fair Market Value of the Available Shares exceeds the Option Price.

         (bb) Each SAR or Limited SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement.

         (cc) The Holder shall have no rights as a stockholder with respect to the related Available Shares as a result of the grant of a SAR or Limited SAR.

         19.  ADMINISTRATION OF THE PLAN.

         (a) The Plan shall be administered by the Committee and, except for the powers reserved to the Board in SECTION 23 hereof, the Committee shall have all of the administrative powers under Plan.

         (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to an officer of the Parent. Without limitation, the determinations under, and the interpretations of, any provision of the Plan or an Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

         (c) Any and all determinations and interpretations of the Committee shall be made either (i) by a majority vote of the members of the Committee at a meeting duly called, with at least 3 days prior notice and a general explanation of the subject matter given to each member, or (ii) without a meeting, by the written approval of all members of the Committee.

         (d) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Options; (ii) as provided in the SUBSECTION 9(a) AND (b), upon the occurrence of certain events, to make appropriate adjustments to the Option Price and number of Shares subject to this Plan and Option; and (iii) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency.

         (e) No member of the Committee shall be liable for any action taken or omitted to be taken by him or by any other member of the Committee with respect to the Plan, and to the extent of liabilities not otherwise insured under a policy purchased by the Company, the Company does hereby indemnify and agree to defend and save harmless any member of the Committee with respect to any liabilities asserted or incurred in connection with the exercise and performance of their powers and duties hereunder, unless such liabilities are judicially determined to have arisen out of such member's gross negligence, fraud or bad faith. Such indemnification shall include attorney's fees and all other costs and expenses reasonably incurred in defense of any action arising from such act of commission or omission. Nothing herein shall be deemed to limit the Company's ability to insure itself with respect to its obligations hereunder.

         20. TAX WITHHOLDING. On or immediately prior to the date on which a payment is made to a Holder hereunder or, if earlier, the date on which an amount is required to be included in the income of the Holder as a result of an Award, the Holder shall be required to pay to the Company in cash, or at the sole discretion of the Committee, or as provided in the Award, in Shares (including, but not limited to, the reservation to the Company of the requisite number of Available Shares otherwise payable to such Holder with respect to such Award) the amount which the Company reasonably determines to be appropriate in order to reimburse the Company for applicable federal or state tax withholding requirements, and the collection of employment taxes, if applicable; PROVIDED THAT, where Shares are used to satisfy such withholding, the withholding will be limited to the minimum amount, as determined by the Company, necessary to satisfy such withholding requirements and employment taxes.

         21.  INTERPRETATION.

         (a) If any provision of this Plan, or any Award, is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Award, but such provision shall be fully severable, and the Plan or Award, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Award, as applicable.

         (b)  THIS PLAN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF TEXAS.

         (c) Headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Plan.

         (d) Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate.

         22.  MISCELLANEOUS.

         (a) The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

         (b) Neither the Board, the Committee, nor the Company guarantees Shares from loss or depreciation.

         (c) Records of the Company shall be conclusive for all purposes under this Plan or any Award, unless determined by the Committee to be incorrect.

         (d) The Company shall, upon request or as may be specifically required under this Plan or any Award, furnish or cause to be furnished all of the information or documentation that is necessary or required by the Committee to perform its duties and functions under this Plan or any Award.

         (e) The Company assumes no liability to any Holder or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Committee.

         (f) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under this Plan shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified in accordance with this subsection , or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this subsection. The Company or the Holder may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Holder shall be deemed to have specified as its and his address for receiving notices, as to the Company, the principal executive offices of the Company and, as to the Holder, the most current address of the Holder set forth in the Company's employment records.

         (g) This Plan shall be binding upon the Holder, his legal representatives, heirs, legatees and distributees; upon the Company, its successors, and assigns; and upon the Board and its successors.

         23. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board, or the Committee (subject to the prior written authorization of the Board), may from time to time amend the Plan or any Award; PROVIDED, HOWEVER, that (except to the extent provided in SECTION 15) no such amendment may, without approval by the shareholders of the Parent, (a) increase the number of Available Shares or change the class of Eligible Persons, (b) permit the granting of Awards which expire beyond the maximum 10-year period described in SUBSECTION 9(a)(ii), or
(c) extend the termination date of the Plan as set forth in SECTION 25; and PROVIDED, FURTHER, that (except to the extent provided in SUBSECTIONS 8(b) AND 9(b) hereof) no amendment or suspension of the Plan or any Award issued hereunder shall, except as specifically permitted in any Award, substantially impair any Award previously granted to any Holder without the consent of such Holder.

         24. SECTION 83(b) ELECTION. If as a result of receiving an Award, a Holder receives Restricted Shares subject to a "substantial risk of forfeiture", then such Holder may elect under section 83(b) of the Code to include in his gross income, for his taxable year in which the Restricted Shares are transferred to him, the excess of the Fair Market Value (determined without regard to any Restriction other than one which by its terms will never lapse), of such Restricted Shares at the Date of Grant, over the amount paid for the Restricted Shares. If the Holder makes the section 83(b) election described above, the Holder (i) shall make such election in a manner that is satisfactory to the Committee, (ii) shall provide the Committee with a copy of such election, (iii) agrees to promptly notify the Company if any Internal Revenue Service or state tax agent, on audit or otherwise, questions the validity or correctness of such election or of the amount of income reportable on account of such election, and (iv) agrees to comply with the provision of
SECTION 20 to the extent the Committee may reasonably require in its sole and absolute discretion.

         25. EFFECTIVE DATE AND TERMINATION DATE. The Plan is effective on its Effective Date; PROVIDED, HOWEVER, if the Plan is not approved by a majority of the stockholders, present and voting at a duly called meeting, on or before the first anniversary of its Effective Date, each Incentive Stock Option granted pursuant to the Plan shall be deemed to be a Nonqualified Stock Option; and no further Options shall be granted hereunder subsequent to the earlier of such first anniversary of the Effective Date or the date of such stockholder meeting. Unless terminated earlier, the Plan automatically shall terminate on October 31, 2002.

                                                              AMERICREDIT CORP.

                                                        Exhibit 4.4, Appendix A

                     2000 LIMITED OMNIBUS AND INCENTIVE PLAN
                              FOR AMERICREDIT CORP.
                            [[firstname]] [[lastname]]


         1. GRANT OF OPTION. As of [[date]] ("Date of Grant"), AmeriCredit Corp. (the "Company") hereby grants to [[firstname]] [[lastname]] (the "Optionee") a Nonincentive Stock Option (the "Option") to acquire [[thou]] Thousand [[hun]] ([[Shares_]]) shares of the Common Stock, one cent ($0.01) par value of the Company ("Shares") pursuant to the 2000 Limited Omnibus and Incentive Plan for AmeriCredit Corp. (the "Plan").

         2.   DEFINITIONS.

              (a) CAUSE. Termination of the Optionee's position or positions with the Company by the employer shall be deemed "for cause" if and only if it is for reasons of the Optionee's willful misconduct or gross negligence.

              (b) "COMMITTEE" shall mean the Stock Option Committee and/or the Compensation Committee appointed pursuant to the Plan by the Board of Directors of the Company, or the Board of Directors if no such Committee is appointed.

              (c) EMPLOYMENT. For all purposes of this Option, the Optionee shall be deemed to be employed so long as he is employed by the Company or by any Subsidiary of the Company.

              (d) "FAIR MARKET VALUE" of a Share on any date of reference shall be the value determined by the Committee in its sole discretion in a fair and uniform manner; provided however, if Shares are registered under the Securities Act of 1933, the "Fair Market Value" of a Share on any date of reference shall be the Closing Price on the business day immediately preceding such date, unless the Committee in its sole discretion shall determine otherwise in a fair and uniform manner. For this purpose, the Closing Price of the Shares on any business day shall be (i) if the Shares are listed or admitted for trading on any United States national securities exchange, the last reported sale price of Shares on such exchange, as reported in any newspaper of general circulation, (ii) if Shares are quoted on NASDAQ, or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of Shares on such system, (iii) if neither clause (i) or (ii) is applicable, the mean between the high bid and low asked quotations for Shares as reported by the National Daily Quotation Service if at least two securities dealers have inserted both bid and asked quotations for Shares on at least five of the ten preceding days, or (iv) in lieu of the above, if actual transactions in the Shares are reported on a consolidated transaction reporting system, the last sales price of the Shares on such system.

              (e) "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         3.   EXERCISE PRICE. The exercise price is $[[Price]] per Share.

         4.   EXERCISE SCHEDULE. This Option shall be exercisable as follows:
20% on grant date and 20% on each anniversary thereof.

         5. TRANSFERABILITY. This Option is not transferable otherwise than by will or the laws of descent and distribution and during the lifetime of the Optionee is exercisable only by the Optionee, his guardian or legal representative.

         6.   TERMINATION OF OPTION.

              (a) The unexercised portion of this Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following:

                        (i) ninety (90) days after the date that an Optionee
              ceases to be employed by the Company regardless of the reason therefore OTHER THAN as a result of such termination by reason of death or mental or physical disability of Optionee as determined by a medical doctor satisfactory to the Committee or as a result of such termination of Optionee for cause;

                        (ii) one (1) year after the date that the Optionee
              suffers a mental or physical disability as determined by a medical doctor satisfactory to the Committee;

                        (iii) (A) one (1) year after the date that Optionee
              ceases to be employed by the Company by reason of Death of the Optionee, or (B) six (6) months after the date on which the Optionee shall die if that shall occur during the ninety-day period described in Subsection 6(a)(i) or the one-year period described in Subsection 6(a)(ii);

                        (iv) the date that Optionee ceases to be employed by
              the Company as a result of the termination of such position for cause; and

                        (v) [[Expire]].

              (b) The Committee in its sole discretion may, by giving written notice ("cancellation notice") cancel, effective upon the date of the consummation of any of the following corporate transactions, all or any portion of this Option which remains unexercised on such date:

                        (i) any transaction (which shall include a series of
              transactions occurring within 60 days or occurring pursuant to a plan), which has the result that shareholders of the Company immediately before such transaction cease to own at least 51% of the voting stock of the Company or of any entity which results from the participation of the Company in a reorganization, consolidation, merger, liquidation or any other corporate transaction;

                        (ii) a merger, consolidation, reorganization,
              liquidation or dissolution in which the Company does not survive;

                        (iii) a sale, lease, exchange or other disposition of
              all or substantially all of the property and assets of the Company.

         Such cancellation notice shall be given a reasonable period of time prior to the proposed date of such cancellation and may be given either before or after shareholder approval of such corporate transaction.

              (c) The Committee in its sole discretion shall have the power to cancel, effective upon the date determined by the Committee in its sole discretion, all or any portion of this Option which is then exercisable (whether or not accelerated by the Committee) upon payment to the Optionee of cash in an amount which, in the absolute discretion of the Committee, is determined to be equal to the excess of (i) the aggregate Fair Market Value of the Shares subject to such Option on the effective date of the cancellation over (ii) the aggregate exercise price of such Option.

          7. PAYMENT OF EXERCISE PRICE. This Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of this Option, (ii) full payment of the aggregate option price of the Shares as to which this Option is exercised has been made, and (iii) arrangements which are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount which the Committee determines to be necessary for the Company or the Subsidiary employing the Optionee to withhold in accordance with applicable federal or state income tax withholding requirements. The option price of any Shares purchased shall be paid solely in cash, by certified or cashier's check, by money order, with Shares (but with Shares only if permitted by the Committee in its sole discretion at the time of exercise) or by a combination of the above; provided, however, that the Committee in its sole discretion may accept a personal check in full or partial payment of any Shares. If the exercise price is paid in whole or in part with Shares, the value of the Shares surrendered shall be their Fair Market Value at the date of exercise.

         8.   ADJUSTMENT OF SHARES.

              (a) If at any time after [[Date]] (the date of the grant of this Option) while any unexercised portion of this Option is outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then appropriate adjustment shall be made in the number of Shares and the exercise price per Share of such outstanding portion of this Option, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to purchase at the same aggregate exercise price.

              (b) The Committee may change the terms of any outstanding portion of this Option with respect to the exercise price or the number of Shares subject to the Option, or both, when, in its sole discretion, such adjustment becomes appropriate by reason of any corporate transaction (as defined in Treasury Regulation Section
         1.425-1(a)(1)(ii)).

              (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefore, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of or exercise price of Shares then subject to any outstanding portion of this Option.

              (d) Without limiting the generality of the foregoing, the existence of any outstanding portion of this Option shall not affect in any manner the right or power of the Company to make, authorize or consummate (1) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (2) any merger or consolidation of the Company; (3) any issuance by the Company of debt securities, or preferred or preference stock which would rank above the Shares subject to outstanding Options; (4) the dissolution or liquidation of the Company; (5) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (6) any other corporate act or proceeding, whether of a similar character or otherwise.

         9. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to this Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem

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

necessary or advisable to assure compliance with any provision of the Plan, this Option or any law or regulation including, but not limited to, the following:

                        (i) A representation, warranty, or agreement by the
              Optionee to the Company, at the time any Option is exercised, that he is acquiring the Shares to be issued to him for investment and not with a view to, or for sale in connection with, the distribution of any such Shares, and

                        (ii) A representation, warranty, or agreement to be
              bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities law deemed by the Committee to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

Share certificates issued to an Optionee who is a party to any shareholders agreement or a similar agreement shall bear the legends contained in such agreements.

         10. WITHHOLDING. Prior to the issuance of any Shares to Optionee under this Option, Optionee shall pay to the Company in a form satisfactory to the Committee the amount (if any) which the Committee reasonably determines to be necessary for the Company or the Subsidiary which employs the Optionee to withhold in accordance with applicable income tax withholding requirements.

         11. NO RIGHT TO CONTINUE EMPLOYMENT. This Option shall not confer upon the Optionee any right to continued employment for the length of the vesting schedule or for any portion thereof.

         12. LAW GOVERNING. This Agreementis to be performed in the State of Texas and shall be construed and enforced in accordance with and governed by the laws of such state.

         13. INTERPRETATION. The Optionee accepts this Option subject to all the terms and provisions of the Plan and this Agreement. The undersigned Optionee hereby accepts as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan and this Agreement.

         14. SEVERABILITY. If any provision of this Agreement is invalid, illegal or unenforceable, the remaining provisions shall not be affected.

         15. NOTICES. Any notice under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or when deposited in the United States mail, registered, postage prepaid, and addressed, in the case of the Company, to the Secretary of the Company at the address indicated on the signature page of this Agreement, or if the Company should move its principal office, to such principal office, and, in the case of the Optionee, to his last permanent address shown on the

                                                                               5

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Company's records, subject to the right of either party to designate some other address at any time hereafter in a notice satisfying the requirement of this section.

         16. HEIRS, SUCCESSORS AND ASSIGNS. Each and all of the covenants, terms, provisions and agreements contained herein shall be binding upon and inure to the benefit of the Optionee's heirs, legal representatives, successors and assigns.

         17. ORIGINALS. This Agreement may be executed in duplicate originals, the production of either of which shall be sufficient for all purposes for the proof of the terms of this Agreement.




                                       AMERICREDIT CORP.
                                       801 Cherry St., Suite 3900
                                       Fort Worth, Texas  76102


                                       By:
                                          ------------------------------
                                         CLIFTON H. MORRIS, JR.
                                         Chairman of the Board




                                       ----------------------------------
                                       [[firstname]] [[lastname]]








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